2016 Director Election Report

November 4, 2016

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that Mr. Kenneth J. Mahon, Ms. C. Cathleen Raffaeli, Mr. Monte N. Redman and Rev. Edwin C. Reed have been elected to serve on the Board of Directors (“Board”) of the FHLBNY commencing on January 1, 2017. Details follow below.

1.	Mr. Redman, President and CEO, Astoria Bank, Lake Success, NY, was re-elected by the FHLBNY’s New York members on November 1, 2016 to serve on the FHLBNY’s Board as a Member Director representing New York for a four year term of office commencing on January 1, 2017. Mr. Redman currently serves on the FHLBNY’s Board; his term expires on December 31, 2016.

In addition, Mr. Mahon, President and COO, Dime Community Bank, Brooklyn, NY, was also elected by the FHLBNY’s New York members on November 1, 2016 to serve on the FHLBNY’s Board as a Member Director representing New York for a four year term of office commencing on January 1, 2017.

A total of 210 FHLBNY members in New York were eligible to vote in this election. Of this number, 109 members voted, representing 51.90% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New York Member Directorships was 9,212,684. Mr. Redman received 2,275,708 votes and Mr. Mahon received 2,272,834 votes.

In addition to Mr. Mahon and Mr. Redman, these candidates were on the ballot: Mr. Brian E. Hickey, Executive Vice President, Manufacturers and Traders Trust Company, Rochester, New York, who received 1,649,121 votes; Mr. John H. Buhrmaster, President and CEO, First National Bank of Scotia, Scotia, NY, who received 1,453,266 votes; Mr. John M. Tolomer, President and CEO, The Westchester Bank, White Plains, NY, who received 1,170,506 votes; and Mr. Lawrence A. Heilbronner, Director, EVP and CFO, The Canandaigua National Bank and Trust Company, Canandaigua, NY, who received 606,369 votes.

2.	Both candidates participating in the FHLBNY’s 2016 election of Independent Directors to the Board — Ms. Raffaeli, President and Managing Director of Hamilton Management Company, New York, NY; and Rev. Reed, President and CEO of GGT Development LLC, Jamaica Estates, NY — were re-elected by eligible members throughout the FHLBNY’s membership district on November 1, 2016 to serve on the FHLBNY’s Board for four year terms of office that commence on January 1, 2017. Ms. Raffaeli and Rev. Reed currently serve on the FHLBNY’s Board; their terms expire on December 31, 2016.

A total of 329 FHLBNY members were eligible to vote in this election. Of this number, 172 members voted, representing 52.28% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 12,491,965. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

*Ms. Raffaeli received 5,909,368 votes, representing 47.31% of the total number of eligible votes.

*Rev. Reed received 5,647,393 votes, representing 45.21% of the total number of eligible votes.

We wish to note here that, as previously reported on August 30, 2016, incumbent Director Jay Ford, President and CEO, Crest Savings Bank, Wildwood, NJ, was deemed elected to serve as a Member Director representing New Jersey for a four year term of office commencing on January 1, 2017.

Biographical information in alphabetical order provided by each of the Directors whose terms will commence on January 1, 2017 is attached for your information.

Thank you for participating in this year’s director election process. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/
José R. González
President and Chief Executive Officer

BIOGRAPHICAL INFORMATION
REGARDING FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2017

Mr. Jay M. Ford has been President and Chief Executive Officer of FHLBNY member Crest Savings Bank, headquartered in Wildwood, New Jersey, since 1993, and also serves as a director. He has worked in the financial services industry in southern New Jersey for over forty-five years. Mr. Ford served as the 2003-04 chairman of the New Jersey League of Community Bankers (“New Jersey League”). Mr. Ford served as Chairman of the Community Bank Council of the Federal Reserve Bank of Philadelphia in 1998-1999. He also served on the board of directors of America’s Community Bankers (“ACB”) and on ACB’s Audit and Finance & Investment Committees. Mr. Ford serves on the boards of the Cape Regional Medical Center Foundation and the Doo Wop Preservation League and has previously served as a director and treasurer of Habitat for Humanity, Cape May County, as Divisional Chairman of the March of Dimes for Atlantic and Cape May Counties and as a Director of the Atlantic Cape Community College Foundation. In December 2000, he was appointed by Governor Christine Todd Whitman to the New Jersey Department of Banking & Insurance Study Commission. Mr. Ford is a graduate of Marquette University with a degree in accounting and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of CPAs. He currently serves on the Board of the FHLBNY, where he is Chair of the Audit Committee and Vice Chair of the Strategic Planning Committee.

Mr. Kenneth J. Mahon is President, Chief Operating Officer (incoming Chief Executive Officer effective January 1, 2017) and Director of both Dime Community Bancshares, Inc., and its subsidiary, and FHLBNY member, Dime Community Bank, Brooklyn, New York. Prior to serving as President, Mr. Mahon served as Senior Executive Vice President and Chief Financial Officer, and was the company’s chief financial officer at the time of the bank’s initial public offering in 1996. Mr. Mahon serves as a board member of Brooklyn Legal Services Corporation A, a nonprofit which provides legal services for low income families in Brooklyn, and of Los Sures (Southside United, Inc.), whose mission is maintaining and improving housing in the Williamsburg community for those of low and moderate income. Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors. Prior to joining the Bank in 1980, Mr. Mahon served in similar capacity at two New York metropolitan area savings banks. He is graduate of Saint Peter’s University, and has an M.B.A. in finance from Rutgers University.

Ms. C. Cathleen Raffaeli serves as CEO and Managing Director of the Hamilton White Group, LLC, an investment and advisory firm with New York State and Arizona affiliates dedicated to assisting companies to grow their businesses, pursue new markets and acquire capital. Focusing on the financial, education and technology services marketplaces, Ms. Raffaeli brings over 30 years of experience in financial management, strategic planning, marketing, revenue-enhancement and asset redeployment to global businesses. In addition she has substantial experience assisting businesses with operations, technology, human resources and risk management challenges. She has worked with a variety of firms from start-ups to billion-dollar businesses, leading or assisting in maximizing the opportunities of their marketplace. While at Hamilton White, from 2004 to 2006, she was also the President and Chief Executive Officer of UNext and the Cardean Learning Group. From 1998 to 2002 she served as the President and Chief Executive Officer of Proact Technologies, Inc. and its predecessor Consumer Financial Network. During the first half of her career, Ms. Raffaeli served in a variety of traditional, large-corporate positions including the Executive Director of the Commercial Card Division of Citicorp a global, fully integrated business serving business customers with innovative payment products. She also held key executive positions in Citicorp’s Global Transaction Services and was a Senior Vice President in the Mortgage Banking Division. Ms. Raffaeli was a former Senior Vice President of Chemical Bank, now JPMorgan Chase, where she was responsible for New York retail mortgage and national telemarketing lending. Prior to that she was with Merrill Lynch, Emery Worldwide and Continental Group. Ms. Raffaeli served on the Board of Directors of E*Trade holding the leadership positions of Lead Director and Chairman of the Compensation Committee. She also served on the Board of American Home Financial Corporation from 1998 through 2010. She currently serves on two university and college boards and is Chairman of the Education Foundation. Ms. Raffaeli graduated, with honors, from NYU with an MBA. She currently serves on the Board of the FHLBNY, where she is Chair of the Compensation and Human Resources Committee and Vice Chair of the Technology Committee.

Mr. Monte N. Redman has been President and Chief Executive Officer and a Director of FHLBNY member Astoria Bank (formerly Astoria Federal Savings and Loan Association) and the holding company for the Bank, Astoria Financial Corporation, since July 2011. Mr. Redman joined Astoria Federal Savings in 1977 and during his tenure served in various accounting, investment and treasury positions including Executive Vice President and Chief Financial Officer and Chief Operating Officer. A Magna Cum Laude graduate of New York Institute of Technology (NYIT) with a degree in accounting, Mr. Redman also serves as a member of NYIT’s Board of Trustees. Mr. Redman has provided leadership to several professional banking organizations. In addition to previously serving as the President of the Nassau/Suffolk Chapter of the Financial Managers Society, he is a former instructor and chapter officer of the Institute of Financial Education and a prior member of the Accounting and Tax Committee of the Community Bankers Association of New York State. Mr. Redman is currently a Director of the Federal Home Loan Bank of New York and of the New York State Bankers Association. He is also a Director and former Chairman of the Board of the Tourette Association of America which under his leadership has helped influence legislation, furthered education and supported cutting-edge research. His work in the community has been recognized by such organizations as St. Francis College, Variety Child Learning Center, Quality Services for the Autism Community, Queens Botanical Garden, Queens Council Boy Scouts of America, Queens Theatre in the Park, The Safe Center LI, SCO Family of Services and the American Heart Association. Mr. Redman currently serves on the Board of the FHLBNY. (Astoria Bank’s holding company, Astoria Financial Corporation, has signed an agreement to be acquired by Bank member New York Community Bank’s holding company, New York Community Bancorp, Inc.  If and when this merger is completed, Mr. Redman will become a member of New York Community Bancorp, Inc. and New York Community Bank’s Boards of Directors.)

Rev. Edwin C. Reed is the founder and CEO of GGT Development LLC, a company which started in May of 2009. The strategic plan of the corporation focuses on the successful implementation of housing and community development projects, including affordable housing projects, schools, and multi-purpose facilities. Additionally, he pastors a church which has a feeding program of more than ten thousand monthly. He has been involved in development projects totaling more than $125 million. He also is co-owner of Safonique, a natural laundry detergent, that is sold on the east coast in Wal-Mart, Shoprite and on Amazon.com. As a community developer, he is engaged primarily in uplifting communities by serving the elderly, community revitalization and accessing programs that will provide a foundation for growth. He formerly served as Chief Executive Officer of the Greater Allen Development Corporation from July 2007 through March 2009, and previously was the Chief Financial Officer of Greater Allen AME Cathedral, located in Jamaica, Queens, New York, from 1996 to July 2007. From 1996 to 2009, Rev. Reed was responsible for building and securing financing for over $60 million of affordable, senior, and commercial development projects. At GGT Development LLC, Rev. Reed continues a focus on broad based neighborhood revitalization affordable housing projects, mixed use commercial/residential projects, and other development opportunities. In 1986, Rev. Reed served as the campaign manager for Rev. Floyd H. Flake. From 1987 to 1996, Rev. Reed served as the Congressional Chief of Staff for Congressman Flake and was involved in the legislative process and debate during the formation of FIRREA. Prior to becoming involved in public policy, Rev. Reed managed the $6 billion liquid asset portfolio for General Motors and was a financial analyst for Chevrolet, Oldsmobile, Pontiac, Cadillac, Buick and GM of Canada. Rev. Reed gained his initial financial experience as a banker at First Tennessee Bank in Memphis, Tennessee. Rev. Reed earned a Masters of Business Administration from Harvard Business School, a Bachelor of Business Administration from Memphis State University and a Masters of Divinity at Virginia Union University. He currently serves on the following organizations in the following positions: Board of Trustees, Hofstra University; Secretary/Treasurer, Outreach Project; and Board Member, Wheelchair Charities. Rev. Reed pastors Morris Brown AME Church in Queens New York. He currently serves on the Board of the FHLBNY, where he is Chair of the Housing Committee.